Exhibit 10.1
THE TIMKEN COMPANY
Nonqualified Stock Option Agreement
          WHEREAS, [NAME] (the “Optionee”) is an employee of The Timken Company (the “Company”); and
          WHEREAS, the grant of stock options evidenced hereby was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on [DATE] (the “Date of Grant”), and the execution of a stock option agreement in the form hereof was authorized by a resolution of the Committee duly adopted on [DATE]; and
          WHEREAS, the option evidenced hereby is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986;
          NOW, THEREFORE, pursuant to the Company’s Long-Term Incentive Plan (as Amended and Restated as of February 6, 2004) (the “Plan”), the Company hereby grants to the Optionee (i) a nonqualified stock option (the “Option”) to purchase [NUMBER] shares of the Company’s common stock without par value (the “Common Shares”) at the exercise price of [OPTION PRICE] per Common Share (the “Option Price”) which represents the Market Value per Share on the Date of Grant. The Company agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.
     1. Four-Year Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall be exercisable to the extent of one-fourth (1/4th) of the Common Shares covered by the Option after the Optionee shall have been in the continuous employ of the Company or a subsidiary for one full year from the Date of Grant and to the extent of an additional one-fourth (1/4th) thereof after each of the next three successive years thereafter during which the Optionee shall have been in the continuous employ of the Company or a subsidiary. For the purposes of this agreement: “subsidiary” shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; the continuous employment of the Optionee with the Company or a subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or a subsidiary, by reason of the transfer of his employment among the Company and its subsidiaries.
          (b) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

     2. Accelerated Vesting of Option. Notwithstanding the provisions of Section 1(a) hereof, the Option may become exercisable earlier than the time provided in such section if any of the following circumstances apply:
          (a) Death, Disability or Retirement: The Option shall become immediately exercisable in full if the Optionee should die or become permanently disabled while in the employ of the Company or any subsidiary, or if the Optionee should retire with the Company’s consent.
          For purposes of this agreement, retirement “with the Company’s consent” shall mean: (i) the retirement of the Optionee prior to age 62 under a retirement plan of the Company or a subsidiary, if the Board or the Committee determines that his retirement is for the convenience of the Company or a subsidiary, or (ii) the retirement of the Optionee at or after age 62 under a retirement plan of the Company or a subsidiary. For purposes of this agreement, “permanently disabled” shall mean that the Optionee has qualified for long-term disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.
          (b) Change in Control: The Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is an employee of the Company or a subsidiary. For the purposes of this agreement, the term “change in control” shall mean the occurrence of any of the following events:
               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(b); or
               (ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Securities Exchange Act of 1934) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          (c) Divestiture: The Option shall become immediately exercisable in full if the Optionee’s employment with the Company or a subsidiary terminates as the result of a divestiture. For the purposes of this agreement, the term “divestiture” shall mean a permanent disposition to a Person other than the Company or any subsidiary of a plant or other facility or property at which the Optionee performs a majority of Optionee’s services whether such disposition is effected by means of a sale of assets, a sale of subsidiary stock or otherwise.
          (d) Layoff: If (i) the Optionee’s employment with the Company or a subsidiary terminates as the result of a layoff and (ii) the Optionee is entitled to receive severance pay pursuant to the terms of any severance pay plan of the Company in effect at the time of Optionee’s termination of employment which provides for severance pay calculated by multiplying the Optionee’s base compensation by a specified severance period, then the Option shall be exercisable with respect to the total number of Common Shares that would have been exercisable under the provisions of Section 1(a) hereof if the Optionee had remained in the employ of the Company through the end of the severance period.

          For purposes of this agreement, a “layoff” shall mean the involuntary termination by the Company or any subsidiary of Optionee’s employment with the Company or any subsidiary due to (i) a reduction in force leading to a permanent downsizing of the salaried workforce, (ii) a permanent shutdown of the plant, department or subdivision in which Optionee works, or (iii) an elimination of position.
     3. Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:
          (a) thirty days after the date upon which the Optionee ceases to be an employee of the Company or a subsidiary, unless the cessation of his employment (i) is a result of his death, permanent disability or retirement with the Company’s consent or (ii) follows a change in control; a divestiture, or a layoff;
          (b) three years after the date upon which the Optionee ceases to be an employee of the Company or subsidiary following (i) a change in control, (ii) a divestiture or (iii) a layoff;
          (c) five years after the date upon which the Optionee ceases to be an employee of the Company or subsidiary (i) as a result of his death, (ii) as a result of his permanent disability or, (iii) as a result of his retirement with the Company’s consent, unless he is also a director of the Company who continues to serve as such following his retirement with the Company’s consent;
          (d) five years after the date upon which the Optionee ceases to be a director of the Company, but not less than five years after the date upon which he ceases to be an employee of the Company or a subsidiary, if (i) the cessation of his employment is a result of his retirement with the Company’s consent and (ii) he continues to serve as a director of the Company following the cessation of his employment; or
          (e) ten years after the Date of Grant.
     In the event that the Optionee shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a subsidiary, the Option shall terminate at the time of that determination notwithstanding any other provision of this agreement.
     4. Payment of Option Price. The Option Price shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise or (c) by any combination of the methods of payment described in Sections 4(a) and 4(b) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share. Subject to the terms and conditions of Section 7 hereof, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full.

     5. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.
     6. Transferability and Exercisability.
          (a) Except as provided in Section 6(b) below, the Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
          (b) Notwithstanding Section 6(a) above, the Option, may be transferable by the Optionee, without payment of consideration therefor, to any family member of the Optionee (as defined in Form S-8), or to one or more trusts established solely for the benefit of such members of the immediate family or to partnerships in which the only partners are such members of the immediate family of the Optionee; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Optionee.
     7. Adjustments. The Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 7(a) or 7(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee’s rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.
     8. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issuable to the Optionee upon the exercise of the Option. If such election is made, the shares so surrendered by the Optionee shall be credited against any such withholding obligation at their Market Value per Share on the date of such surrender. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Optionee may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
     9. No Right to Future Awards or Continued Employment. This option award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This option award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any subsidiary, as the case may be, or interfere in any way with the right of the Company or a subsidiary to terminate the employment of the Optionee.
     10. Relation to Other Benefits. Any economic or other benefit to the Optionee under this agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.
     11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.
     12. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
     13. Processing of Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.
     14. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
     15. Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

          This agreement is executed by the Company on this        day of                     .

THE TIMKEN COMPANY

By

William R. Burkhart
Sr. Vice President & General Counsel
          The undersigned Optionee hereby acknowledges receipt of an executed original of this agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Optionee

Date: